SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  March 20, 2002

(Date of earliest event reported)

Spherix Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
(Address of principal executive offices)		(Zip Code)

(301) 419-3900 Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report.)

Item 9.  Regulation FD Disclosure

                On March 20, 2002, a single institutional investor (the “Investor”) exercised options to acquire 575,000 shares of the common stock of Spherix Incorporated (the “Company”) pursuant to the provisions of a letter agreement attached hereto as Exhibit 99.  The options were issued in connection with previous private placements of Company securities issued to the Investor.  All of such shares have been registered by the Company.

                Exhibits:  99 — Letter Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated

By:      /s/  Gilbert V. Levin

Name:  Gilbert V. Levin

Title:    Chairman of the Board and Chief Executive Officer

Date:       March 26, 2002